UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

Olaplex Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40860	87-1242679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

432 Park Avenue South, Third Floor, New York, NY 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 691-0776

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	OLPX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On March 26, 2026, Olaplex Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Henkel US Operations Corporation, a Delaware corporation (“Parent”), and Margot Acquisition Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, Merger Sub will merge (the “Merger”) with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly owned subsidiary of Parent. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The board of directors of the Company (the “Board”) unanimously: (i) determined that the Merger Agreement and the Merger and the other transactions contemplated therein (collectively, the “Transactions”) are advisable, fair to and in the best interests of the Company and its stockholders (the “Company Stockholders”), (ii) approved, adopted and declared advisable the entrance into and execution and delivery of the Merger Agreement and the Transactions, including the Merger, (iii) directed that the Merger Agreement be submitted to the Company Stockholders for its adoption and (iv) subject to the terms and conditions of the Merger Agreement, recommended that the Company Stockholders adopt the Merger Agreement.

Merger Consideration

Pursuant to the Merger Agreement, each (i) share (a “Share” and collectively, the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), issued and outstanding immediately prior to the date and time at which the Merger becomes effective (the “Effective Time”) (other than those shares of Company Common Stock described in clauses (ii) and (iii) below) will be converted automatically into the right to receive $2.06 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law as provided in the Merger Agreement, and all such Shares will no longer be outstanding and will automatically be cancelled and will cease to exist; (ii) Share held by the Company as treasury stock or held directly by Parent or Merger Sub, or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof; and (iii) Share issued and outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand, and has properly demanded, appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and such Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL with respect to such Dissenting Shares.

Treatment of Company Equity Awards

Pursuant to the Merger Agreement, at the Effective Time each outstanding Company equity award will be treated as follows (in all cases, subject to applicable tax withholding):

•

At the Effective Time, each option to purchase Shares granted under the Company Equity Plans (each a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger, automatically and without any required action on the part of the holder thereof, the Company or Parent be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the aggregate number of Shares underlying such Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per Share exercise price of such Company Option; provided, however, that any Company Option that has a per Share exercise price that is equal to or greater than the Merger Consideration shall be cancelled for no consideration; and

•

At the Effective Time, each award of restricted stock units covering Shares granted under the Company Equity Plans (each, a “Company RSU Award”) that is outstanding immediately prior to the Effective Time (whether vested or unvested) shall, by virtue of the Merger, automatically and without any required action on the part of the holder thereof, the Company or Parent be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the aggregate number of Shares underlying such Company RSU Award multiplied by (y) the Merger Consideration.

Representations, Warranties and Covenants

The Company has made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants (i) to use commercially reasonable efforts to conduct its operations in material compliance with applicable law and, subject to certain exceptions, in all material respects only in the ordinary course of business during the interim period between the execution of the Merger Agreement and the consummation of the Merger, and (ii) not to engage in specified actions during that period unless (x) with the prior written consent of Parent, (y) as required by applicable law or (z) as expressly disclosed in the confidential disclosure letter delivered by the Company concurrently with the execution of the Merger Agreement. In addition, the Company is subject to “no shop” restrictions on the Company’s ability to (i) solicit, initiate, knowingly encourage or facilitate the making or submission of alternative acquisition proposals, (ii) furnish non-public information relating to the Company or any of its subsidiaries or afford access to the business, properties, assets, books, records or other non-public information or to any personnel of the Company or any of its subsidiaries, in any such case in any manner that relates to or would reasonably be expected to lead to an alternative acquisition proposal, (iii) participate in or engage in discussions or negotiations that relate to or would reasonably be expected to lead to alternative acquisition proposals, (iv) grant any waiver or release under Section 203 of the DGCL or any other state takeover law; or (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an alternative acquisition proposal, other than acceptable confidentiality agreements.

The Company is required to use commercially reasonable efforts to obtain as promptly as practicable from certain investment funds affiliated with Advent International Corporation (the “Principal Stockholders”), which hold approximately 75% of the issued and outstanding Shares, a written consent adopting the Merger Agreement (the “Principal Stockholders Written Consent”), thereby providing the required stockholder approval for the Merger. The Principal Stockholders Written Consent was delivered on March 26, 2026.

In connection with the Merger, the Company will file an information statement on Schedule 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The representations and warranties of the parties contained in the Merger Agreement will terminate and be of no further force and effect as of the closing of the transactions contemplated by the Merger Agreement. The representations and warranties made by the Company are qualified by disclosures made in a confidential disclosure letter delivered by the Company concurrently with the execution of the Merger Agreement and, in the case of the Company only, its SEC filings.

Conditions to Closing

The parties’ obligations to consummate the Merger are subject to the satisfaction or waiver of the following customary conditions set forth in the Merger Agreement: (i) the Company Stockholder Approval having been obtained, (ii) twenty (20) calendar days having elapsed since the Company mailed to the Company Stockholders the Information Statement as contemplated by Regulation 14C of the Exchange Act, (iii) the absence of any law or governmental order prohibiting the Merger, (iv) the expiration or termination of any applicable waiting period the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the approvals, waivers and waiting, notice, approval or review periods under the laws of Germany, Australia and the United Kingdom shall have expired, been terminated, otherwise obtained or deemed to have been received, (v) the accuracy of the representations and warranties of the other party, and (vi) the other party’s performance in all material respects of its obligations contained in the Merger Agreement.

In addition, the obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions set forth in the Merger Agreement: (x) no Company Material Adverse Effect having occurred since the signing of the Merger Agreement; and (y) the waiver and amendment agreement entered into by the Principal Stockholders under the TRA Waiver and Amendment being in full force and effect in accordance with its terms and otherwise not having been amended, repudiated, revoked or withdrawn by the Principal Stockholders.

Termination

The Merger Agreement contains certain termination rights for the Company and Parent, including Parent’s right to terminate the Merger Agreement if the Principal Stockholders Written Consent has not been delivered by the Principal Stockholders to Parent and the Company by 11:59 p.m. Eastern Time on the date of execution of the Merger Agreement, Parent’s right to terminate the Merger Agreement if the Board changes its recommendation that the Company Stockholders adopt the Merger Agreement, and the right of either party to terminate the Merger Agreement if the Merger has not been completed on or prior to March 31, 2027, which date shall be automatically extended to September 30, 2027 if as of such initial date, all conditions to closing of the Merger other than conditions relating to the HSR Act or other applicable antitrust and foreign direct investment laws have been obtained or waived as of such date (the “Outside Date”). The Merger Agreement also provides that the Company must pay Parent a termination fee of $40,440,000 (the “Termination Fee”) if: (i) Parent terminates the Merger Agreement as a result of the Principal Stockholders Written Consent not having been delivered by 11:59 p.m. Eastern Time on the date of execution of the Merger Agreement, (ii) the Merger Agreement is terminated by Parent following a change of recommendation by the Board, (iii) either party terminates the Merger Agreement due to the Merger not having been completed on or prior to the Outside Date, at a time when Parent could have terminated due to a Board recommendation change or as a result of the Principal Stockholders Written Consent not having been delivered by 11:59 p.m. Eastern Time on the date of execution of the Merger Agreement, or (iv) the Agreement is terminated by Parent due to a Company breach or by either party due to the Merger not having been completed on or prior to the Outside Date, where prior to such termination, an alternative proposal has been publicly announced and not withdrawn prior to such termination and the Company enters into a definitive agreement with respect to an alternative proposal, or an alternative transaction is consummated within twelve (12) months after such termination.

Description of Merger Agreement Not Complete

The foregoing description of the Merger Agreement and the Merger does not purport to be complete, and is subject to and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

TRA Waiver and Amendment

Concurrently with the execution and delivery of the Merger Agreement, the Company entered into a limited waiver and amendment (the “TRA Waiver and Amendment”) to that certain Income Tax Receivable Agreement dated as of September 29, 2021 (the “TRA”), by and among the Company, the parties listed on Annex A thereto (the “TRA Parties”) and Penelope Group Holdings GP, LLC, as representative of the TRA Parties (the “TRA Representative”), with the TRA Representative and certain of the TRA Parties (the “TRA Waiving Parties”). Pursuant to the TRA Waiver and Amendment, the TRA Waiving Parties waived all of their rights to receive any payments that would otherwise be due to such parties under the TRA (including any amounts that would otherwise be due as a result of the consummation of the Merger), and the Company and the TRA Representative amended the TRA to provide that it shall automatically terminate upon the Effective Time of the Merger, subject to the Company paying certain amounts due under the TRA to the TRA Parties other than the TRA Waiving Parties.

Copies of the Merger Agreement and the TRA Waiver and Amendment are filed with this Current Report on Form 8-K as Exhibit 2.1 and Exhibit 10.1, respectively, and are each incorporated herein by reference, and the foregoing descriptions of the Merger Agreement and the TRA Waiver and Amendment are qualified in their entirety by reference thereto.

Item 7.01	Regulation FD Disclosure.

On March 26, 2026, the Company issued a press release in connection with the transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filings.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements relate to analyses and other information that are based on beliefs, expectations, assumptions, and forecasts of future results. These forward-looking statements are identified by their use of terms and phrases, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms and phrases, including references to assumptions. Forward-looking statements include, without limitation, statements regarding the proposed transaction; the timing of and receipt of required regulatory filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; and the accuracy of any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing or completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including circumstances requiring the Company to pay Parent a termination fee or damages pursuant to the Merger Agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to the consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the effects of the transaction (or the announcement or pendency thereof) on relationships with associates, customers, manufacturers, suppliers, employees (including the risks relating to the ability to retain or hire key personnel), other business partners or governmental entities; transaction costs; the risk that the merger will divert management’s attention from the Company’s ongoing business operations or otherwise disrupt the Company’s ongoing business operations; changes in the Company’s business during the period between now and the closing; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; risks associated with litigation relating to the proposed transaction; the timing and outcome of anticipated interactions with regulatory authorities; risks related to the Company’s business, including the Company’s dependence on the success of its business transformation plan, competition in the beauty industry, the Company’s ability to effectively maintain and promote a positive brand image, expand its brand awareness and maintain consumer confidence in the quality, safety and efficacy of its products, and the Company’s ability to anticipate and respond to market trends and changes in consumer preferences and execute on its growth strategies and expansion opportunities, including with respect to new product introductions; and the other factors identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 5, 2026 and in the other documents that the Company files with the SEC from time to time; and other factors as set forth in the Company’s reports filed with the SEC. The forward-looking statements in this communication speak only as of the date of this communication. The Company’s undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law.

No Offer or Solicitation

This Current Report on Form 8-K is neither an offer to sell, nor a solicitation of an offer to buy any securities, the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

Additional Information and Where to Find It.

The Company will prepare and file an information statement on Schedule 14C for its stockholders with respect to the approval of the transaction described herein. When completed, the information statement will be mailed to the Company’s stockholders. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company website at https://ir.olaplex.com/sec-filings.

Company Stockholders are urged to read all relevant documents filed with the SEC, including the Schedule 14C, as well as any amendments or supplements to these documents, carefully when they become available because they will contain important information about the transaction.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

2.1*	Agreement and Plan of Merger, dated as of March 26, 2026, by and among Olaplex Holdings, Inc., Henkel US Operations Corporation, and Margot Acquisition Merger Sub, Inc.

10.1	Limited Waiver and Amendment, dated as of as of March 26, 2026, by and among Olaplex Holdings, Inc., the TRA Parties (as defined therein) and Penelope Group Holdings GP, LLC.

99.1	Press Release dated March 26, 2026.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

*

Schedules omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2026

Olaplex Holdings, Inc.

By:	/s/ Amanda Baldwin
Name:	Amanda Baldwin
Title:	Chief Executive Officer